UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2016

TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Columbus Circle New York, New York		10023

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On April 26, 2016, Time Warner Cable Inc. (“TWC”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period, described below, under the TWC Savings Plan (the “Plan”), a retirement plan sponsored by TWC that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.  The administrator of the Plan will impose restrictions on transactions by Plan participants in order to provide for the conversion of the Time Warner Cable Stock Fund, an investment option under the Plan, into a new stock fund (the “Charter Stock Fund”) in respect of Class A common stock of CCH I, LLC (“New Charter”), in connection with, and contingent upon, the closing of the transactions contemplated under the pending merger agreement among TWC and Charter Communications, Inc. and certain other parties (the “mergers”), which closing remains subject to the satisfaction of the conditions set forth in such merger agreement.  During this blackout period, Plan participants and beneficiaries temporarily will be prevented from effecting transactions involving the Time Warner Cable Stock Fund and the Charter Stock Fund.
On May 2, 2016, TWC sent a notice (the “blackout notice”) to its directors and executive officers informing them that, as a result of such Plan restrictions, a blackout period will subject them to certain trading restrictions with respect to TWC common stock acquired in connection with their services as a director or an executive officer of TWC, subject to certain limited exceptions. Such blackout period is expected to begin one to seven business days before the closing of the mergers and will end at the closing of the mergers.
In addition, the blackout notice informed the directors and executive officers of TWC that, if they continue as directors or executive officers of New Charter after the closing of the mergers, a blackout period will subject them to certain trading restrictions with respect to New Charter Class A common stock acquired in connection with their service as a director or an executive officer of TWC or New Charter, subject to certain limited exceptions, beginning at the closing of the mergers and ending as late as three business days after the closing of the mergers.
A copy of the blackout notice to directors and executive officers of TWC, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed as part of this report:

Exhibit Number	Description
99.1	Notice of Blackout Period to Directors and Executive Officers of Time Warner Cable Inc. dated May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date: May 2, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Blackout Period to Directors and Executive Officers of Time Warner Cable Inc. dated May 2, 2016.